Exhibit (d)(3)

EQUITY COMMITMENT LETTER

From:

(1)	P4 Sub L.P.1, a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its manager, Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(2)	Permira IV L.P.2, a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its manager, Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(3)	Permira Investments Limited, acting by its nominee Permira Nominees Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands; and

(4)	P4 Co-Investment L.P., acting by its general partner Permira IV G.P. L.P., acting by its general partner Permira IV GP Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands.

the parties set out in (1) to (4), together the “Equity Investors”.

To:

(5)	Nuclobel Topco 1 S.àr.l. whose registered office is at 282 route de Longwy, L-1940 Luxembourg (“Permira HoldCo 1”);

(6)	Nuclobel Topco 2 S.àr.l. whose registered office is at 282 route de Longwy, L-1940 Luxembourg (“Permira HoldCo 2”);

(7)	Nuclobel Lux 1 S.àr.l. whose registered office is at 282 route de Longwy, L-1940 Luxembourg (“Permira BidCo 1”); and

(8)	Nuclobel Lux 2 S.àr.l. whose registered office is at 282 route de Longwy, L-1940 Luxembourg (“Permira BidCo 2”),

the parties set out in (5) and (6), together the “Permira HoldCos”, the parties set out in (7) and (8) together the “Permira BidCos”, and all the parties set out in (1) to (8), together the “Parties”.

14 August 2008

PREAMBLE

(A)	The Permira HoldCos and Permira BidCos have been incorporated under the laws of Luxembourg. Permira HoldCo 1 is the direct parent of Permira BidCo 1 and Permira HoldCo 2 is the direct parent of Permira BidCo 2.

(B)	The Permira BidCos intend to acquire (the “Acquisition”) up to an aggregate of 51% in number of the issued B ordinary shares (the “Target Shares”) of NDS Group plc (“NDS”), such Acquisition to be effected by means of a court sanctioned scheme of arrangement under section 899 of the Companies Act 2006 (the “Scheme”).

(C)	The Permira BidCos have entered into an agreement with, inter alios, NDS to provide for the implementation of the Scheme (the “Implementation Agreement”).

(D)	In connection with the Scheme and the financing provided to NDS Finance Limited (“NDS Finance”), each of the Equity Investors has agreed to irrevocably commit on a several basis and on the terms of this equity commitment letter (the “Letter”), to make an equity investment in Permira HoldCo 1 or Permira HoldCo 2 as applicable.

(E)	It is agreed that on the date of satisfaction of the obligations of the Equity Investors under this Letter, Permira HoldCo 1 will fund Permira BidCo 1 and Permira HoldCo 2 will fund Permira BidCo 2 with equity contributions and shareholder loans.

(F)	This Letter will create rights and obligations between the Parties.

1.	EQUITY COMMITMENT

1.1	Subject only to the satisfaction of the conditions set out in paragraph 2 below:

1.1.1	P4 Sub L.P.1 irrevocably commits to Permira HoldCo 1 that it will make an equity investment to Permira HoldCo 1 in the amounts set out opposite its name in columns (2) and (3) of Annex 1 (the aggregate amount thereof being the “HoldCo 1 Equity Investment”); and

1.1.2	each of the Equity Investors with the exception of P4 Sub L.P.1, hereby severally and irrevocably commits to Permira HoldCo 2 that it will make an equity investment to Permira HoldCo 2 in the amounts set out opposite its name in columns (2) and (3) of Annex 1 (the aggregate amount thereof being the “HoldCo 2 Equity Investment” and together with the HoldCo 1 Equity Investment being the “Equity Investment”), and the aggregate liability of each Equity Investor under this Letter shall at no time exceed the amounts set out opposite its name in columns (2) and (3) of Annex 1.

Each Equity Investment set out in column (2) of Annex 2 will be subscribed for in such amounts of Euros as will enable (when invested by the Equity Investors in the relevant Permira HoldCos and when invested by the Permira HoldCos in the relevant Permira BidCo) the relevant Permira BidCo to have available to it the US$ amount required to be paid by it pursuant to the Scheme.

1.2	Subject only to the receipt of:

1.2.1	the HoldCo 1 Equity Investment from P4 Sub L.P.1, Permira HoldCo 1 shall undertake all corporate and other actions necessary to carry out the direct or indirect provision of an amount equal to the HoldCo 1 Equity Investment by way of equity contribution in, and the provision of shareholder loans to, Permira BidCo 1; and

1.2.2	the HoldCo 2 Equity Investment from the Equity Investors (except P4 Sub L.P.1), Permira HoldCo 2 shall undertake all corporate and other actions necessary to carry out the direct or indirect provision of an amount equal to the HoldCo 2 Equity Investment by way of equity contribution in, and the provision of shareholder loans to, Permira BidCo 2, in each case, for the purposes of funding the Permira BidCos’ payment obligation to the holders of Target Shares and options over Target Shares pursuant to the Scheme and to meet transaction and operating costs of the Permira HoldCos and Permira BidCos.

1.3	The:

1.3.1	HoldCo 1 Equity Investment and the direct or indirect equity contribution to Permira BidCo 1 will be made in the form and on such terms as each of P4 Sub L.P.1, Permira HoldCo 1 and Permira BidCo 1 deem appropriate; and

1.3.2	HoldCo 2 Equity Investment and the direct or indirect equity contribution to Permira BidCo 2 will be made in the form and on such terms as each of the Equity Investors (with the exception of P4 Sub L.P.1), Permira HoldCo 2 and Permira BidCo 2 deem appropriate, and in each case, may consist of among others, equity capital (as share capital or contribution into capital reserves), shareholders’ loans, preferred equity certificates or a combination thereof.

1.4	P4 Sub L.P.1 agrees that it will pay the amount of the HoldCo 1 Equity Investment to:

1.4.1	Permira HoldCo 1 by transfer of funds for same day value to such account as has been notified to P4 Sub L.P.1 by Permira HoldCo 1; or

1.4.2	if Permira HoldCo 1 so directs, to Permira BidCo 1 by transfer of funds for same day value to such account as has been notified to P4 Sub L.P.1 by Permira HoldCo 1 or Permira BidCo 1.

1.5	Each of the Equity Investors (with the exception of P4 Sub L.P.1) hereby severally agrees that it will pay its amount of the HoldCo 2 Equity Investment to:

1.5.1	Permira HoldCo 2 by transfer of funds for same day value to such account as has been notified to the Equity Investors (with the exception of P4 Sub L.P.1) by Permira HoldCo 2; or

1.5.2	if Permira HoldCo 2 so directs, to Permira BidCo 2 by transfer of funds for same day value to such account as has been notified to the Equity Investors (with the exception of P4 Sub L.P.1) by Permira HoldCo 2 or Permira BidCo 2.

1.6	The commitment of each Equity Investor under this paragraph 1 to fund the relevant Permira HoldCo with the HoldCo 1 Equity Investment or HoldCo 2 Equity Investment (as applicable) and of the Permira HoldCos to fund the relevant Permira BidCos is hereinafter referred to as the “Equity Commitment”.

2.	CONDITIONS

The Equity Commitment of each Equity Investor is solely conditional upon:

(i)	the First Court Order (as defined in the Implementation Agreement) in respect of the cancellation of the issued deferred shares in NDS and the reduction of capital arising therefrom and the re-registration of NDS as a private limited company being granted upon an application to the Court pursuant to the Scheme by no later than the Long Stop Date (as such term is defined in the Implementation Agreement);

(ii)	the conditions precedent to first utilisation set out in the senior facilities agreement dated on or about the date of this Letter between, amongst others, NDS Finance as original borrower and original guarantor, NDS and certain of its subsidiaries as guarantors, the senior arrangers, the senior facility agent, the security trustee and certain financial institutions as lenders (the “Senior Facilities Agreement”) and the mezzanine facility agreement dated on or about the date of this Agreement between, amongst others, NDS Finance as borrower and original guarantor, NDS and certain of its subsidiaries as guarantors, the mezzanine arrangers, the mezzanine facility agent, the security trustee and certain financial institutions as lenders (the “Mezzanine Facility Agreement” and together with the Senior Facilities Agreement, the “Facilities Agreements”) having been satisfied (or waived in accordance with the terms thereof) and the funds under the Facilities Agreements having become and remaining unconditionally available to NDS Finance except for (a) the receipt of the Equity Investment by the Permira BidCos as required under the Facilities Agreements and (b) the payment of the fees to the Finance Parties (as defined in the Facilities Agreements) due prior to or on first utilisation under the Facilities Agreements; and

(iii)	NDS Finance having resolved, conditional only on receipt of funds under the Facilities Agreement, to pay a dividend to NDS of up to US$1,347 million on or before the Effective Date (as defined in the Scheme) for same day value.

3.	DURATION

This Letter and all obligations hereunder shall terminate, without any recourse to the Equity Investors, and be of no further force or effect, immediately and automatically upon the earlier to occur of (i) the Long Stop Date and (ii) the date on which the Scheme lapses, is withdrawn or otherwise ceases to be capable of becoming effective.

4.	FURTHER UNDERTAKINGS AND CONFIRMATIONS

4.1	P4 Sub L.P.1. agrees and confirms to Permira HoldCo 1 that as at the date hereof the undrawn or uncalled commitments of the limited partner in P4 Sub L.P.1 amount in aggregate to at least the aggregate of the amounts set out opposite its name in columns (2) and (3) of Annex 1, and undertakes to Permira HoldCo 1 to take all action to ensure (so far as it is lawfully able to) that undrawn or uncalled commitments of the limited partner in P4 Sub L.P.1 shall at all relevant times remain sufficient to meet its obligations to make an Equity Commitment subject to and upon the terms of this Letter.

4.2	Permira IV L.P.2. agrees and confirms to Permira HoldCo 2 that as at the date hereof the undrawn or uncalled commitments of the limited partners in Permira IV L.P.2 amount in aggregate to at least the aggregate of the amounts set out opposite its name in columns (2) and (3) of Annex 1, and undertakes to Permira HoldCo 2 to take all action to ensure (so far as it is lawfully able to) that undrawn or uncalled commitments of the limited partners in Permira IV L.P.2 shall at all relevant times contemplated by this Letter remain sufficient to meet its obligations to make an Equity Commitment subject to and upon the terms of this Letter.

4.3	Permira Investments Limited agrees and confirms to Permira HoldCo 2 that as at the date hereof it has funds available to it, or will have funds available to it at all relevant times contemplated by this Letter, amounting in aggregate to at least the aggregate of the amounts set out opposite its name in columns (2) and (3) of Annex 1, and undertakes to Permira HoldCo 2 to take all action to ensure (so far as it is lawfully able to) that it shall at all relevant times contemplated by this Letter have funds available to it that are sufficient to meet its obligations to make an Equity Commitment subject to and upon the terms of this Letter.

4.4	P4 Co-Investment L.P. agrees and confirms to Permira HoldCo 2 that as at the date hereof the undrawn or uncalled commitments of the limited partners in P4 Co-Investment L.P. amount in aggregate to at least the aggregate of the amounts set out opposite its name in columns (2) and (3) of Annex 1, and undertakes to Permira HoldCo 2 to take all action to ensure (so far as it is lawfully able to) that undrawn or uncalled commitments of the limited partners in P4 Co-Investment L.P. shall at all relevant times contemplated by this Letter remain sufficient to meet its obligations to make an Equity Commitment subject to and upon the terms of this Letter.

4.5	Permira IV Managers Limited (in its capacity as general partner of Permira IV Managers L.P. in its capacity as manager of P4 Sub L.P.1) agrees and confirms to Permira HoldCo 1 that each of the matters set out in Part 1 of Annex 2 is true in respect of P4 Sub L.P.1.

4.6	Permira IV Managers Limited (in its capacity as general partner Permira IV Managers L.P. in its capacity as manager of Permira IV L.P.2) agrees and confirms to Permira HoldCo 2 that each of the matters set out in Part 1 of Annex 2 is true in respect of Permira IV L.P.2.

4.7	Permira Investments Limited agrees and confirms to Permira HoldCo 2 that each of the matters set out in Part 2 of Annex 2 is true.

4.8	P4 Co-Investment L.P. agrees and confirms to Permira HoldCo 2 that each of the matters set out in Part 3 of Annex 2 is true.

5.	MISCELLANEOUS

5.1	The obligations of the Equity Investors under this Letter are several and accordingly no Equity Investor will be under any obligation under any circumstances to contribute, or cause there to be contributed, pursuant to this Letter an amount in excess of the amounts set opposite its name in Annex 1.

5.2	The provisions of this Letter shall be binding upon the Parties and their respective heirs, legal representatives, successors and assigns.

5.3	The Letter, including this clause, may be amended only by a written document signed by all the Parties.

5.4	Each of the Parties to this Agreement hereby acknowledge that each of the limited partners in each of P4 Sub L.P.1, Permira IV L.P.2 and P4 Co-Investment L.P. have limited liability and, notwithstanding any other provision in this Letter, each of the Parties hereby acknowledges and hereby agrees that the liability of the partners in and members of any of the Parties which is constituted as a partnership or as a limited liability company shall be regulated in accordance with the law of the jurisdiction in which that partnership or company is registered or otherwise constituted.

5.5	Neither this Letter nor any right or obligation hereunder shall be assigned, pledged or otherwise transferred in whole or in part, without the prior written consent of the other Parties.

5.6	Nothing contained in this Letter shall be deemed to constitute a partnership between the Parties, and persons shall not be deemed to be connected with each other or to be acting in concert solely because they are parties to this Letter.

5.7	The invalidity, illegality or unenforceability of any provision of this Letter shall not affect the continuation in force of the remainder of this Letter.

5.8	This Letter shall be governed by and construed in accordance with the laws of England, and any disputes pertaining to its interpretation, implementation or termination shall be submitted to the exclusive jurisdiction of the Courts of England and Wales.

5.9	Each of the Equity Investors irrevocably appoints Clifford Chance Secretaries Limited as its agent under this Letter for service of process in any proceedings before the English courts in connection with the transactions described in this Letter. If Clifford Chance Secretaries Limited is unable for any reason to so act, the Equity Investors shall, within 10 Business Days (as defined in the Implementation Agreement) of such event taking place, appoint another agent on terms acceptable to the other Parties to this Letter (acting reasonably).

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira IV Managers Limited as general partner of	)
Permira IV Managers L.P. as	)
manager of P4 Sub L.P. 1)

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira IV Managers Limited as general partner of	)
Permira IV Managers L.P. as	)
manager of Permira IV L.P. 2)

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira Nominees Limited as nominee for	)
Permira Investments Limited	)

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira IV G.P. Limited as general partner of	)
Permira IV G.P. L.P. as	)
general partner of P4 Co-Investment L.P.	)

Agreed and accepted by:

Signed by Séverine Michel	)	/s/ Séverine Michel
for and on behalf of	)
Nuclobel Topco 1 S.àr.l.	)

Signed by Séverine Michel	)	/s/ Séverine Michel
for and on behalf of	)
Nuclobel Topco 2 S.àr.l.	)

Signed by Séverine Michel	)	/s/ Séverine Michel
for and on behalf of	)
Nuclobel Lux 1 S.àr.l.	)

Signed by Séverine Michel	)	/s/ Séverine Michel
for and on behalf of	)
Nuclobel Lux 2 S.àr.l.	)

ANNEX 1

Equity Investor (1)	Maximum Equity Commitment (US $) (2)	Maximum Equity Commitment (EUR) (3)	Equity Investment in Permira HoldCo 1 or Permira HoldCo 2 (4)	Percentage of Total Commitment (5)
P4 Sub L.P.1	178,400,836	291,560.42	Permira HoldCo 1	19.4373610%
Permira IV L.P.2	720,789,075	1,177,985.29	Permira HoldCo 2	78.5323528%
Permira Investments Limited	14,514,113	23,720.41	Permira HoldCo 2	1.5813605%
P4 Co-Investment L.P.	4,120,349	6,733.88	Permira HoldCo 2	0.4489257%
Total	917,824,373	1,500,000		100%

ANNEX 2

Confirmations

Part 1

1.	The obligations expressed to be assumed by each of P4 Sub L.P.1. and Permira IV L.P.2. and their respective managers and general partners under this Letter and any other documents to be executed by them pursuant to or in connection with this Letter constitute legal and valid and (subject to the Reservations) binding and enforceable obligations on P4 Sub L.P.1. and Permira IV L.P.2. and their respective managers and general partners in accordance with their respective terms.

2.	Each signatory of this Letter on behalf of P4 Sub L.P.1. is authorised to sign this Letter on behalf of P4 Sub L.P.1.

3.	Each signatory of this Letter on behalf of Permira IV L.P.2. is authorised to sign this Letter on behalf of Permira IV L.P.2.

Part 2

1.	Permira Investments Limited has the legal right and full power and authority (including all necessary consents, authorisations, confirmations, permissions, certificates, approvals, authorities or other corporate action as may be required) to provide and perform the undertakings contained in this Letter which constitute legal and valid and (subject to the Reservations) binding and enforceable obligations on Permira Investments Limited.

2.	Each signatory of this Letter on behalf of Permira Investments Limited is authorised to sign this Letter on behalf of Permira Investments Limited.

Part 3

1.	P4 Co-Investment L.P. has the legal right and full power and authority (including all necessary consents, authorisations, confirmations, permissions, certificates, approvals, authorities or other corporate action as may be required) to provide and perform the undertakings contained in this Letter which constitute legal and valid and (subject to the Reservations) binding and enforceable obligations on P4 Co-Investment L.P.

2.	Each signatory of this Letter on behalf of P4 Co-Investment L.P. is authorised to sign this Letter on behalf of P4 Co-Investment L.P.

For the purposes of this Annex 2, “Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the limitation acts, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed.